                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           PAULA FINANCIAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                PAULA FINANCIAL

                        300 NORTH LAKE AVENUE, SUITE 300

                           PASADENA, CALIFORNIA 91101

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1998

                            ------------------------

To The Stockholders of

  PAULA Financial:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAULA Financial, a Delaware corporation (the "Company"), will be held at The Pasadena Hilton Hotel, 150 S. Los Robles Avenue, Pasadena, California 91101 on May 27, 1998, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

    1. The election of four directors, one to hold office until the 1999 Annual Meeting of Stockholders and three to hold office until the 2001 Annual Meeting of Stockholders, and in each case thereafter until their successors are elected and qualified; and

    2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 10, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          JEFFREY A. SNIDER

                                          CHAIRMAN OF THE BOARD

Dated: April 24, 1998

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PAULA FINANCIAL

                        300 NORTH LAKE AVENUE, SUITE 300

                           PASADENA, CALIFORNIA 91101

                            ------------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 27, 1998

                            ------------------------

    This Proxy Statement is being mailed on or about April 24, 1998 to stockholders of PAULA Financial (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 27, 1998, or any postponements or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

    When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the Proxies. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the address of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

    The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or telegraph. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies. The Company will pay reasonable out-of-pocket expenses incurred by them. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

                               VOTING SECURITIES

    As of the close of business on April 10, 1998, 6,326,777 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding and held of record by 182 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

    A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. In matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders, except for those specific matters for which a super majority vote is required under the Company's Bylaws. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, the Nasdaq Stock Market rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                     ITEM 1
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class I, Class II and Class
III. Pursuant to the Certificate of Incorporation, the term of Class I directors expires at the 1998 Annual Meeting, the term of Class II directors expires at the 1999 Annual Meeting, and the term of Class III directors expires at the 2000 Annual Meeting. Pursuant to the Bylaws, at each Annual Meeting, only one class of directors will be elected, and each class of directors will serve a three-year term and until their successors are elected and qualified. During January 1998, a vacancy on the Board of Directors constituting a Class II director was filled by the Board of Directors. Although the term of the Class II directors will not expire until the 1999 Annual Meeting of Stockholders, the director elected to the Board in January 1998 will stand for reelection at the 1998 Annual Meeting of Stockholders.

                        INFORMATION CONCERNING NOMINEES

    The nominees for election as Class I directors and the new Class II director standing for reelection are set forth below along with certain information regarding the nominees. Unless marked to the contrary, proxies received will be voted for the election of Bradley K. Serwin, Gerard Vecchio and Ronald W. Waisner, each of whom currently serves as a Class I Director of the Company, to serve until the 2001 Annual Meeting and until his successor is elected and qualified. In addition, unless marked to the contrary, proxies will be voted for the election of Robert A. Puccinelli, who currently serves as a Class II Director of the Company to serve until the 1999 Annual Meeting of Stockholders and until his successor is elected and qualified. If for any reason any nominee should not be available for election or be unable to serve as a Director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board has no reason to believe that any nominee will be unavailable for election or unable to serve.

                                 1998 NOMINEES

                                                                                                   YEAR
                                                                                                 COMMENCED       OTHER
                                                                                               SERVING AS A    CORPORATE
NAME AND PRINCIPAL OCCUPATION                                                         AGE        DIRECTOR     DIRECTORSHIPS
--------------------------------------------------------------------------------      ---      -------------  ------------
BRADLEY K. SERWIN(1)--CLASS I...................................................          37          1995        None
  Mr. Serwin has served as General Counsel, Senior Vice President, Secretary and
  Director of the Company since March 1995 when he joined the Company. Prior to joining the Company, Mr. Serwin practiced law for nine years with Gibson, Dunn
  & Crutcher LLP, a nationwide law firm.

GERARD VECCHIO(2)--CLASS I......................................................          36          1994        None
  Mr. Vecchio has served as a Director of the Company since August 1994 as a representative of Conning & Company, a stockholder and the general partner of four partnerships, each of which is a stockholder. Mr. Vecchio is a Senior
  Vice President of Conning & Company, an insurance asset management and research firm, where he has worked since October 1992.

                                                                                                   YEAR
                                                                                                 COMMENCED       OTHER
                                                                                               SERVING AS A    CORPORATE
NAME AND PRINCIPAL OCCUPATION                                                         AGE        DIRECTOR     DIRECTORSHIPS
--------------------------------------------------------------------------------      ---      -------------  ------------
RONALD W. WAISNER(3)--CLASS I...................................................          60          1992        None
  Mr. Waisner has served as a Director of the Company since his election to the
  Board of Directors in November 1992. Prior to his retirement in 1991, Mr.
  Waisner worked for Continental Insurance Company beginning in 1959. His last position with Continental prior to retirement was Senior Vice President and
  Regional Manager of the Pacific Region responsible for insurance operations and marketing.

ROBERT A. PUCCINELLI(1)(3)--CLASS II............................................          60          1998        None
  Mr. Puccinelli has served as a Director of the Company since his election to the Board of Directors in January 1998. Prior to his retirement in 1997, Mr.
  Puccinelli worked for Industrial Indemnity Company since 1961. Mr. Puccinelli was Chairman and Chief Executive Officer from 1985 to 1995 and served as
  Chairman of the Excutive Committee until he retired in 1997.

------------------------

(1) Member of the Governance and Nominating Committee.

(2) Member of the Audit Committee.

(3) Member of the Executive Compensation Committee.

    The proposed nominees are not related by blood or marriage to any executive officer of the Company. Mr. Serwin is an executive officer of the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                        INFORMATION CONCERNING DIRECTORS

    Set forth below are the Class II and Class III Directors whose terms do not expire this year, along with certain information regarding these Directors.

                                                                                                   YEAR
                                                                                                 COMMENCED       OTHER
                                                                                               SERVING AS A    CORPORATE
NAME AND PRINCIPAL OCCUPATION                                                         AGE        DIRECTOR     DIRECTORSHIPS
--------------------------------------------------------------------------------      ---      -------------  ------------
JEFFREY A. SNIDER--CLASS III....................................................          46          1992        None
  Mr. Snider has been Chairman of the Board of Directors, President and Chief
  Executive Officer of the Company since December 1994. Mr. Snider joined the
  Company in 1975 and served as President and Chief Executive Officer of the
  Company and a member of its Board of Directors from 1984 to 1988. Mr. Snider resigned from the Company and its Board of Directors in June 1988. From
  January 1989 until July 1990, Mr. Snider served as director of the Jimmy
  Carter Work Project of Habitat for Humanity International Inc. in San Diego,
  California and Tijuana, Mexico. In July 1990, Mr. Snider accepted a position as the first Executive Vice President and Chief Operating Officer of Habitat,
  serving in that position until December 1993, when he returned as President and Chief Executive Officer of the Company's insurance subsidiaries. Mr.
  Snider was re-elected to the Company's Board of Directors in November 1992.

                                                                                                   YEAR
                                                                                                 COMMENCED       OTHER
                                                                                               SERVING AS A    CORPORATE
NAME AND PRINCIPAL OCCUPATION                                                         AGE        DIRECTOR     DIRECTORSHIPS
--------------------------------------------------------------------------------      ---      -------------  ------------
ANDREW M. SLAVITT--CLASS III....................................................          31          1995        None
  Mr. Slavitt has served as the Chief Operating Officer, Senior Vice President and Director of the Company since July 1995 when he joined the Company. Prior to joining the Company, Mr. Slavitt served as a consultant with McKinsey &
  Company, an international management consulting firm, for two years and prior to that time attended the Harvard Business School where he received an M.B.A.
  degree in 1993. From 1988 to 1991, Mr. Slavitt worked for Goldman, Sachs & Co.
  as an investment banker.

JAMES A. NICHOLSON--CLASS II....................................................          53          1986        None
  Mr. Nicholson has served as a Senior Vice President and Chief Financial
  Officer of the Company since April 1988. He was first elected to the Company's
  Board of Directors in 1986. Mr. Nicholson has been with the Company since
  1972.

JOHN B. CLINTON(1)--CLASS III...................................................          43          1994        None
  Mr. Clinton has served as a Director of the Company since August 1994 as a representative of Conning & Company, a stockholder and the general partner of four partnerships, each of which is a stockholder. Mr. Clinton has been a
  Senior Vice President of Conning & Company, an insurance asset management and research firm, since February 1992.

JERRY M. MILLER(2)--CLASS II....................................................          57          1992        None
  Mr. Miller has served as a Director of the Company since his election to the
  Board of Directors in November 1992. Mr. Miller is a Certified Public
  Accountant and was an audit partner with KPMG Peat Marwick LLP from 1974 until his retirement in 1991.

------------------------

(1) Member of the Executive Compensation Committee.

(2) Member of the Audit and Governance and Nominating Committees.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has a standing Audit Committee, Capital Planning/Investment Policy Committee, Committee of the Chair, Executive Compensation Committee, Executive Committee and a Governance and Nominating Committee.

    The current members of the Audit Committee, which held two meetings during fiscal year 1997, are Messrs. Miller and Vecchio. Its functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants.

    The current members of the Executive Compensation Committee are Messrs. Clinton, Puccinelli and Waisner. Messrs. Clinton and Puccinelli joined the Committee in January 1998. The prior members of the Committee held three meetings during fiscal year 1997. The Committee's functions include recommending to the Board of Directors the compensation and benefits for senior management, including the grant of stock options and other stock based awards.

    The Governance and Nominating Committee will only consider nominations for election to the Board of Directors recommended by stockholders if notice of such recommendation is timely provided to the Company in accordance with the Company's Bylaws. The Bylaws require that a stockholder notify the Company of the stockholder's intent to nominate a person for election as a director at a meeting of the stockholders not later than 90 days in advance of such a meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Such notice must include specific information concerning the proposed nominee. Stockholders considering proposing nominees for election to the Board of Directors can contact Bradley K. Serwin, the Company's Corporate Secretary, to obtain a copy of the Company's Bylaws.

    During fiscal year 1997, the Board of Directors met six times. No director attended less than 75% of the meetings of the Board and the committees of the Board on which he served.

COMPENSATION OF DIRECTORS

    Each member of the Company's Board of Directors who is not an employee of the Company or any of its subsidiaries receives a director fee of $10,000 per year, plus a $500 fee per meeting, has received a grant of stock options and is eligible for further grants under the Company's 1997 Stock Incentive Plan. These Directors are reimbursed for out-of-pocket expenses reasonably incurred for attending meetings. It is expected that at least four board meetings will be held during each calendar year. Pursuant to the Company's 1994 Stock Incentive Plan, on January 1, 1995 and February 1, 1996, Messrs. Miller and Waisner were each granted options to purchase 5,500 shares of the Company's Common Stock at an exercise price of $9.03 and $7.88 per share, respectively (the fair market value of the Common Stock as determined by an independent appraisal on such dates) and on October 26, 1996 each was granted options to purchase 4,000 shares at an exercise price of $9.50 (the fair market value of the Common Stock as determined by the Board of Directors on such date). The January 1995 and February 1996 options have a term of five years and the October 1996 options have a term of ten years. All such options vested immediately. On October 26, 1996, Messrs. Clinton and Vecchio were each granted options to purchase 4,000 shares of Common Stock at an exercise price of $9.50 (the fair market value of the Common Stock as determined by the Board of Directors on such date). Such options have a term of ten years and vested immediately. On April 1, 1998, Mr. Puccinelli was granted options to purchase 10,000 shares of Common Stock at an exercise price of $23.125 (the closing price of the Common Stock on such date). Such options have a term of ten years and vest 40% upon grant, and 20% on each anniversary of the date of grant.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDERS

    The following table sets forth as of April 10, 1998, the record date for the Annual Meeting, information as to the ownership of the Company's Common Stock by
(i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each Director,
(iii) each Executive Officer of the Company named below and (iv) all named Executive Officers and Directors as a group.

    Each such holder directly or indirectly has sole voting and investment power with respect to the shares listed except for shares allocated to Executive Officers of the Company in the Company's employee stock ownership plan ("ESOP") pursuant to the last allocation of shares in the ESOP which was on December 31, 1997 and as otherwise described below.

                                                                             NUMBER OF SHARES
                                                                               BENEFICIALLY          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                             OWNED(1)         CLASS OUTSTANDING
-------------------------------------------------------------------------  --------------------  -------------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Jeffrey A. Snider(2).....................................................           462,146(3)              6.9

Andrew M. Slavitt(2).....................................................           137,830(4)              2.1

James A. Nicholson(2)....................................................           190,693(5)              3.0

Bradley K Serwin(2)......................................................            61,078(6)              1.0

Victor Gloria, III(2)....................................................           112,019(7)              1.8

John B. Clinton .........................................................             4,000(8)            *
c/o Conning & Company
185 Asylum Street
Hartford, CT 06103

Jerry M. Miller .........................................................            17,000(9)            *
2068 Musket Street
Eugene, OR 97401

Robert A. Puccinelli ....................................................            10,000(10)           *
116 Silverwood Drive
LaFayette, CA 94549

Gerard Vecchio ..........................................................             4,000(8)            *
c/o Conning & Company
185 Asylum Street
Hartford, CT 06103

Ronald W. Waisner .......................................................            15,000(9)            *
113 Patton Court
Folsom, CA 95630

All Executive Officers and Directors as a group (10 persons).............         1,013,766(11)            14.4

                                                                             NUMBER OF SHARES
                                                                               BENEFICIALLY          PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                             OWNED(1)         CLASS OUTSTANDING
-------------------------------------------------------------------------  --------------------  -------------------
OTHER BENEFICIAL OWNERS:

Conning & Company .......................................................           877,095(12)            13.9
185 Asylum Street
Hartford, CT 06103

FMR Corp. ...............................................................           611,600(13)             9.7
82 Devonshire Street
Boston, MA 02109

PAULA Financial and Subsidiaries Employee Stock Ownership Plan(2)(14)....           929,446                14.7

RFE Management Corporation ..............................................           423,713(15)             6.7
36 Grove Street
New Canaan, CT 06840

Saugatuck Capital Company Limited Partnership III .......................           423,713(16)             6.7
One Canterbury Green
Stamford, CT 06901

------------------------

  *  Less than 1%

  (1) Such holder directly or indirectly has sole voting and investment power with respect to the shares listed except as described below.

 (2) Such person's address is 300 N. Lake Avenue, Suite, 300, Pasadena, CA
     91101.

 (3) Includes (i) options to purchase 400,000 shares of Common Stock and (ii) 1,746 shares of Common Stock allocated to Mr. Snider in the ESOP with respect to which he has sole voting power and shared investment power.

 (4) Includes (i) options to purchase 134,000 shares of Common Stock and (ii) 830 shares of Common Stock allocated to Mr. Slavitt in the ESOP with respect to which he has sole voting power and shared investment power.

 (5) Includes (i) options to purchase 63,000 shares of Common Stock and (ii) 63,333 shares of Common Stock allocated to Mr. Nicholson in the ESOP with respect to which he has sole voting power and shared investment power.

 (6) Includes (i) options to purchase 57,000 shares of Common Stock, (ii) 830 shares of Common Stock allocated to Mr. Serwin in the ESOP with respect to which he has sole voting power and shared investment power and (iii) 1,000 shares of Common Stock beneficially held by Mr. Serwin which are held of record by Kenneth Serwin, Mr. Serwin's brother.

 (7) Includes (i) options to purchase 27,200 shares of Common Stock and (ii) 46,947 shares of Common Stock allocated to Mr. Gloria in the ESOP with respect to which he has sole voting power and shared investment power.

 (8) Includes options to purchase 4,000 shares of Common Stock.

 (9) Includes options to purchase 15,000 shares of Common Stock.

 (10) Includes options to purchase 10,000 shares of Common Stock.

 (11) Includes options to purchase 729,200 shares of Common Stock and 113,686 shares of Common Stock allocated to such Executive Officers and Directors in the ESOP with respect to which such holders have sole voting power and shared investment power.

 (12) Based on information contained in a Schedule 13G filed with the Company on February 17, 1998. Includes 29,677 shares of Common Stock held by Conning & Company, and shares held by the following entities, each of which is an affiliate of Conning & Company: Conning Insurance Capital Limited Partnership II is the owner of 199,144 shares of Common Stock, Conning Insurance Capital International Partners II is the owner of 224,568 shares of Common Stock, Conning Insurance Capital Limited Partnership III is the owner of 348,038 shares of Common Stock and Conning Insurance Capital International Partners III, L.P. is the owner of 75,678 shares of Common Stock. All such entities hold shared voting and investment power over the shares. General American Life Insurance Company and certain of its subsidiaries may be deemed to control such entities and therefore may be deemed to possess indirect beneficial ownership of all shares held by such entities.

 (13) Based on information provided to the Company as of March 6, 1998. Includes 509,000 shares beneficially owned by Fidelity Management & Research Company as investment adviser to various registered investment companies; 97,100 shares beneficially owned by Fidelity Management Trust Company as trustee or managing agent for various private investment accounts; and 5,500 shares beneficially owned by Fidelity International Limited as investment adviser to various non-U.S. investment companies. FMR Corp. has sole voting power and sole investment power over 33,100 shares; shared voting and sole investment power over 509,000 shares and no voting and sole investment power over 69,500 shares.

 (14) Pursuant to the terms of the ESOP, shares held by the ESOP are voted by the ESOP Trustee pursuant to instructions from the participants with respect to allocated shares and from the ESOP Administrative Committee with respect to unallocated shares.

 (15) Based on information contained in a Schedule 13G filed with the Company on February 17, 1998. Includes 423,713 shares and options to purchase 4,000 shares held by RFE Investment Partners IV, L.P., a limited partnership, controlled by Messrs. Robert M. Williams, Howard C. Landis, Michael J. Foster, James A. Parson and A. Dean Davis. Each such person has shared voting and investment power over the shares.

 (16) Based on information contained in a Schedule 13G filed with the Company on February 17, 1998. Includes options to purchase 4,000 shares. The holder is controlled by Greyrock Partners Limited Partnership. The holder and Greyrock each have shared voting and investment power over the shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive Officers, Directors and ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its Executive Officers, Directors and greater than ten percent beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal year 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Compensation Committee of the Board of Directors was composed of three members, Messrs. Miller, Waisner and O. Stevenson Crihfield during 1997. Upon Mr. Crihfield's resignation from the Board in January 1998, the Committee was restructured to include Messrs. Clinton and Puccinelli in addition to Mr. Waisner. None of the past or current members of the Committee is or has been an employee or officer of the Company. No Executive Officer of the Company has served as a member of the board of directors or compensation committee of any company in which any of the past or current members of the Committee is an executive officer.

    During 1997, the Company's investment portfolio manager was Conning Asset Management, an affiliate of Conning & Company. The Company paid Conning Asset Management its usual and customary fees for such services. In addition, Conning & Company acted as a co-manager and as a representative of the several underwriters of the Company's initial public offering in October 1997, for which it received customary underwriting discounts and commissions. Each of Messrs. Clinton and Vecchio are officers of Conning & Company.

    The Company believes that the terms of the transactions described above are no less favorable to the Company than terms that could have been obtained from unaffiliated third parties.

                               EXECUTIVE OFFICERS

    The following table sets forth the current Executive Officers of the
Company:

NAME                                                                          CAPACITIES IN WHICH SERVED          AGE
-------------------------------------------------------------------------  ---------------------------------      ---
JEFFREY A. SNIDER........................................................  Chairman, Chief Executive                  46
  Mr. Snider has been Chairman of the Board of Directors, President and    Officer and President
  Chief Executive Officer of the Company since December 1994. Mr. Snider joined the Company in 1975 and served as President and Chief Executive
  Officer of the Company and a member of its Board of Directors from 1984 to 1988. Mr. Snider resigned from the Company and its Board of
  Directors in June 1988. From January 1989 until July 1990, Mr. Snider served as director of the Jimmy Carter Work Project of Habitat for
  Humanity International Inc. in San Diego, California and Tijuana,
  Mexico. In July 1990, Mr. Snider accepted a position as the first
  Executive Vice President and Chief Operating Officer of Habitat,
  serving in that position until December 1993, when he returned as
  President and Chief Executive Officer of the Company's insurance subsidiaries, Mr. Snider was re-elected to the Company's Board of
  Directors in November 1992.

ANDREW M. SLAVITT........................................................  Chief Operating Officer and                31
  Mr. Slavitt has served as the Chief Operating Officer, Senior Vice       Senior Vice President
  President and Director of the Company since July 1995 when he joined the Company. Prior to joining the Company, Mr. Slavitt served as a consultant with McKinsey & Company, an international management consulting firm, for two years and prior to that time attended the
  Harvard Business School where he received an M.B.A. degree in 1993.
  From 1988 to 1991, Mr. Slavitt worked for Goldman, Sachs & Co. as an investment banker.

JAMES A. NICHOLSON.......................................................  Chief Financial Officer and                53
  Mr. Nicholson has served as a Senior Vice President and Chief Financial  Senior Vice President
  Officer of the Company since April 1988. He was first elected to the
  Company's Board of Directors in 1986. Mr. Nicholson has been with the
  Company since 1972.

NAME                                                                          CAPACITIES IN WHICH SERVED          AGE
-------------------------------------------------------------------------  ---------------------------------      ---
BRADLEY K. SERWIN........................................................  General Counsel, Senior Vice               37
  Mr. Serwin has served as General Counsel, Senior Vice President and      President and Secretary
  Secretary and Director of the Company since March 1995 when he joined the Company. Prior to joining the Company, Mr. Serwin practiced law for nine years with Gibson, Dunn & Crutcher LLP, a nationwide law firm.

VICTOR GLORIA III........................................................  Senior Vice President                      43
  Mr. Gloria has been with the Company since 1972 and has served in the
  Workers' Compensation Claims Department of PAULA Insurance Company, the
  Company's workers' compensation insurance subsidiary ("PICO") for the majority of that time. He has served as Manager of that Department since 1987 and was appointed Senior Vice President of PICO in 1987. Mr.
  Gloria has obtained the certificated designation of Associate in
  Claims. Mr. Gloria was first elected to the PICO Board of Directors in
  April 1987

JAMES M. HANNAH..........................................................  Senior Vice President                      49
  Mr. Hannah joined the Company in March 1995, assuming the position of
  Vice President and Chief Underwriting Officer of PICO. Mr. Hannah
  became a Senior Vice President of PICO in March 1998. Prior to joining the Company, Mr. Hannah served as Vice President of American Home
  Assurance Co., a property and casualty insurance company, Manager of
  New Hampshire Insurance Co. from January 1993 to November 1993 and as
  Vice President of SAIF Corporation, the Oregon state insurance fund, for nine years prior to that time. Mr. Hannah was first elected to the
  PICO Board of Directors in April 1995.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION

    The following table sets forth summary information regarding the annual and long-term compensation for services in all capacities to the Company for the three years ended December 31, 1997 for those persons who were, as of December 31, 1997, the Chief Executive Officer and the four other most highly compensated named officers of the Company who received in excess of $100,000 for the year ended December 31, 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                        COMPENSATION AWARDS
                                                                      -----------------------
                                             ANNUAL COMPENSATION      RESTRICTED  SECURITIES
                                          --------------------------    STOCK     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR   SALARY     BONUS(1)  AWARDS($)   OPTIONS(#)    COMPENSATION(2)
----------------------------------------  ----  --------    --------  ---------   -----------   ---------------
Jeffrey A. Snider ......................  1997  $310,000(5) $175,000    --           --             $30,421
  Chairman of the Board, Chief Executive  1996   250,000      25,000    --          300,000          25,347
  Officer and President                   1995   250,000       --       --           --              24,440

Andrew M. Slavitt ......................  1997  $160,000    $ 80,000    --           --             $ 8,496
  Chief Operating Officer(3)              1996   145,000      10,000   23,640       114,000           5,050
                                          1995    73,000      31,000    --           20,000         --

James A. Nicholson .....................  1997  $180,000    $ 50,000    --           --             $11,149
  Chief Financial Officer                 1996   180,000      10,000    --           23,000           8,190
                                          1995   180,000       --       --           --               7,469

Bradley K. Serwin ......................  1997  $144,000    $ 45,000    --           --             $ 9,768
  General Counsel(4)                      1996   135,000      10,000   15,760        57,000           5,936
                                          1995   102,500      27,000    --           --             --

Victor Gloria III ......................  1997  $126,000    $ 60,000    --           --             $11,480
  Senior Vice President--Claims           1996   126,000      40,000   15,760        26,000           7,590
  Administration                          1995   123,500      25,000    --           --               5,939

------------------------

(1) Since January 1, 1996, the annual bonuses paid to Messrs. Snider, Slavitt, Nicholson and Serwin have been determined and paid early in the year following the year to which the bonus relates since the bonus is based on company-wide results for the previous year. Bonuses paid in 1997 related to 1996 results and those paid in 1996 related to 1995 results. Bonuses paid to such persons in 1998 were $250,000, $120,000, $100,000 and $100,000, respectively.

(2) Amounts in this column consist of one or more of the following: contributions by the Company to the ESOP, matching contributions to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan and split dollar life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(3) Mr. Slavitt joined the Company in July 1995.

(4) Mr. Serwin joined the Company in March 1995.

(5) Mr. Snider's salary increased to $360,000 per year in November 1997.

OPTION GRANTS IN LAST FISCAL YEAR

    No stock options were granted during the year ended December 31, 1997 to the Named Executive Officers.

FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 1997 by each of the Named Executive Officers. None of such Named Executive Officers exercised options during 1997.

                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                               OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                           FISCAL YEAR END(#)         FISCAL YEAR END($)(1)
                                       --------------------------  ---------------------------
NAME                                   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------------  -----------  -------------  ------------  -------------
Jeffrey A. Snider....................     275,000        125,000   $  4,477,875   $ 1,953,125
Andrew M. Slavitt....................      87,000         47,000      1,401,175       734,375
James A. Nicholson...................      59,000          4,000        986,175        62,500
Bradley K. Serwin....................      36,000         21,000        586,800       328,125
Victor Gloria III....................      18,000          9,200        297,450       144,314

------------------------

(1) Based upon the closing price on the Nasdaq Stock Market of the Common Stock on April 10, 1998 ($25.125 per share).

EMPLOYMENT AGREEMENTS

    The Company (acting through the Executive Compensation Committee) and Mr. Snider are currently negotiating a Change in Control Agreement. The Agreement, once finalized, will set forth the severance arrangements for Mr. Snider in the event that his employment with the Company is terminated by the Company following a change of control of the Company. The Company believes that providing an Agreement of this nature to Mr. Snider is appropriate and standard practice. The Company is not currently involved in discussions with respect to any transactions which could cause the provisions of the proposed Agreement to be triggered. There can be no assurance that Mr. Snider and the Company will finalize the proposed Agreement.

    No Named Executive Officer (as defined above under "Executive Compensation and Related Matters") is a party to an employment agreement with the Company.

PERFORMANCE GRAPH

    The performance graph shown below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts. The graph shows the Company's total return to stockholders compared to the Nasdaq Stock Market Index(1) and a peer group index(2) over the period from October 24, 1997 (the day the Common Stock commenced trading on the Nasdaq Stock Market) to December 31, 1997.

     COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL, NASDAQ STOCK
                       MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   NASDAQ STOCK        S&P INSURANCE (PROPERTY-
             PAULA FINANCIAL       MARKET (U.S.)           CASUALTY) INDEX
10/24/97                   $100               $100                            $100
10/31/97                    136                 97                              99
11/30/97                    120                 97                             101
12/31/97                    124                 96                             108

    The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

    Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the Nasdaq Stock Market on October 24, 1997 and in the S&P Insurance (Property & Casualty) index on September 30, 1997 (the best information available for that index). The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 1997.

------------------------

(1) Includes all issues trading over the Nasdaq Stock Market during the period from October 24, 1997 through December 31, 1997, weighted annually by market capitalization (shares outstanding multiplied by stock price).

(2) An index compiled and published by Standard & Poors Corporation comprised of the eight property- casualty insurance companies included in the S&P 500 at December 31, 1997, weighted annually by market capitalization (shares outstanding multiplied by stock price).

EXECUTIVE COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS ON EXECUTIVE
  COMPENSATION

    The report of the Executive Compensation Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

    The Executive Compensation Committee of the Board of Directors (the "Executive Compensation Committee"), comprised of three non-employee Directors, is responsible for establishing the base salary and other compensation of the Company's Chief Executive Officer and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company's other executive officers. Set forth below is a report, submitted by Messrs. Clinton, Puccinelli and Waisner in their capacity as the Board's Executive Compensation Committee, addressing the Company's compensation policies for fiscal year 1997 as they affected Mr. Snider and the other officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the "Executive Officers").

    COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS

    The Executive Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value primarily through increasing earnings per share. In this regard, the Executive Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs. With respect to equity-based compensation, the Executive Compensation Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its stockholders is fostered.

    SALARIES AWARDED TO THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

    The Board of Directors has delegated to the Executive Compensation Committee the authority to establish compensation levels for the Company's Executive Officers. The Executive Compensation Committee has established a policy of setting the salary of Mr. Snider while reviewing the base salaries of the other Executive Officers as determined by Mr. Snider.

    In evaluating the performance, and setting the compensation, of Mr. Snider and approving the compensation of the other Executive Officers in fiscal 1997, the Executive Compensation Committee considered management's continued success in increasing (i) earnings per share, (ii) operating income and (iii) the Company's earned premiums, while maintaining the Company's return on equity. The Executive Compensation Committee also considered management's success in guiding the Company to a successful initial public offering of its common stock ("IPO"). The Executive Compensation Committee views increasing earnings per share, operating income and earned premiums while maintaining the Company's return on equity as very significant indicators of executive performance, and believes in utilizing variable measures of compensation (through bonuses and stock options) to provide proper management incentives and reward such performance. The Executive Compensation Committee also views successful implementation of material capital raising projects, such as the IPO, as worthy of special consideration.

    In setting Mr. Snider's compensation, the Executive Compensation Committee also took into account its subjective evaluation of his performance during 1997. In setting Mr. Snider's salary and awarding his year-end bonus for 1997, the Executive Compensation Committee considered the Company's overall financial performance and the fact that Mr. Snider has a significant equity interest in the Company.

    Mr. Snider determines the base salaries for each of the other Executive Officers based, in part, on his subjective understanding of competitive conditions and the respective Executive Officers contributions to the Company. In general, Mr. Snider, with the approval of the Executive Compensation Committee, has chosen to increase the portion of each Executive Officer's total compensation which is contingent upon the Company's annual results.

    The bonuses awarded to each of the Executive Officers other than Mr. Snider for 1997 were based, in part, on the overall financial performance of the Company during the year, and in part on each Executive Officer's contribution to the Company's successful IPO. Although a significant amount of stock options were granted to each of the Executive Officers during 1996, no stock options or other stock based awards were granted to the Executive Officers, including Mr. Snider, during 1997.

      THE EXECUTIVE COMPENSATION COMMITTEE

      John B. Clinton

      Robert A. Puccinelli

      Ronald W. Waisner

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP has been selected as the Company's independent public accountants for fiscal year 1998. A representative of KPMG Peat Marwick will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she so desires. Further, such representative will be available to respond to appropriate stockholder questions.

                             STOCKHOLDER PROPOSALS

    Any stockholder wishing to submit a proposal to be presented to all stockholders at the Company's 1999 Annual Meeting must submit such proposal to the Company so that it is received by the Company at its principal executive offices no later than December 25, 1998.

                                 ANNUAL REPORT

    The Company's Annual Report for the year ended December 31, 1997 is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for solicitation of proxies. If you do not receive the 1997 Annual Report, which includes financial statements, please contact PAULA Financial Investor Relations, 300 North Lake Avenue, Suite 300, Pasadena, California 91101, and a copy will be promptly sent to you.

                                 MISCELLANEOUS

    The Board of Directors knows of no other matters that are likely to come before the meeting. If any other matter, of which the Board is not now aware, should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

                                          By the order of the Board of
                                          Directors,

                                          Jeffrey A. Snider

                                          Chairman of the Board

Pasadena, California

April 24, 1998

-------------------------------------------------------------------------------




                               PAULA FINANCIAL
                       300 North Lake Avenue, Suite 300
                          Pasadena, California 91101

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAULA FINANCIAL

     The undersigned hereby appoints James A. Nicholson and Bradley K. Serwin, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of PAULA Financial held of record by the undersigned on April 10, 1998, at the Annual Meeting of Stockholders to be held on May 27, 1998 and any postponements or adjournments thereof.

     PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND IN THEIR DISCRETION ON THE MATTERS DESCRIBED IN ITEM 2.



-------------------------------------------------------------------------------
                      -TRIANGLE-FOLD AND DETACH HERE-TRIANGLE-

-------------------------------------------------------------------------------
                                                          Please mark
                                                          your votes as  /X/
                                                          indicated in
                                                          this example


                             FOR each nominee listed     WITHHOLD AUTHORITY
                           below (except as marked to     to vote for all
                              the contrary below).      nominees listed below.
1. Election of Directors:             / /                       / /

   INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominees name in the list below.

   ROBERT A. PUCCINELL        BRADLEY K. SERWIN
   RONALD W. WAISNER          GERARD VECCHIO


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.


THIS PROXY when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the nominees listed in Item 1 and in their discretion on the matters described in Item 2.


                                                                Yes     No
                     Do you plan to attend the meeting?         / /     / /

              Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership's or limited liability company's name by an authorized person.

              DATED:                      , 1998
                    ----------------------


              -------------------------------------
                           Signature


              -------------------------------------
                   Signature if held jointly


-------------------------------------------------------------------------------
                   -TRIANGLE-FOLD AND DETACH HERE-TRIANGLE-